UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

EXANTAS CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Additional Information Regarding the Annual Meeting of Stockholders to be Held on June 10, 2020

Exantas Capital Corp. (the “Company”) issued the following press release on May 27, 2020, which relates to its proxy statement (the “Proxy Statement”) filed on April 27, 2020, and furnished it to its stockholders in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Stockholders to be held on Wednesday, June 10, 2020.

This Supplement should be read in conjunction with the Proxy Statement.

Exantas Capital Corp. Moves 2020 Annual Meeting of Stockholders to Virtual-Only Format

New York, NY, May 27, 2020 - Exantas Capital Corp. (NYSE: XAN) (the “Company”) announced today that due to the ongoing public health impact of the coronavirus (COVID-19) pandemic and to protect the safety of participants, the Annual Meeting of Stockholders to be held on Wednesday, June 10, 2020 (the “Annual Meeting”), will be held at 11:00 a.m. (Eastern Time) in a virtual meeting format only. Stockholders will not be able to attend the Annual Meeting in person.

To be admitted to the annual meeting at www.virtualshareholdermeeting.com/XAN2020, stockholders must enter the control number found on their proxy card, voting instruction form or notice previously received. Stockholders are encouraged to access the annual meeting prior to the start time to leave ample time for check in. As described in the proxy materials for the Annual Meeting previously distributed, stockholders are entitled to participate in the Annual Meeting if they were a stockholder of the Company as of the close of business on April 17, 2020, the record date, or hold a legal proxy for the meeting provided by its bank, broker or nominee. Regardless of whether you plan to attend the Annual Meeting, we recommend that you vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card or voting instruction form included with the proxy materials that were previously distributed to you will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

About Exantas Capital Corp.

Exantas Capital Corp. is a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate mortgage loans and other commercial real estate-related debt investments. The Company is externally managed by Exantas Capital Manager Inc., which is an indirect wholly-owned subsidiary of C-III Capital Partners LLC, a leading commercial real estate investment management and services company engaged in a broad range of activities. For more information, please visit the Company’s website at www.exantas.com or contact investor relations at IR@exantas.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend,” “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “look forward” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Factors that can affect future results are discussed in the documents filed by the Company from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new or changing information or events after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.